Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Basis of presentation

The following unaudited pro forma combined balance sheet and statements of income are presented to give effect to the acquisition of Hughes Center for Functional Medicine, P.A. (“HCFM”) by HealthLynked Corp (“HealthLynked”). The pro forma information was prepared based on the historical financial statements and related notes of HealthLynked and HCFM, as adjusted for the pro forma impact of applying the acquisition method of accounting in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). The pro forma adjustments are based upon available information and assumptions that HealthLynked believes are reasonable. The allocation of the purchase price of the HCFM acquisition reflected in these unaudited pro forma combined financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. The pro forma adjustments are therefore preliminary and have been prepared to illustrate the estimated effect of the acquisition.

The unaudited pro forma combined balance sheet has been prepared to reflect the transaction as if the transaction had occurred on December 31, 2018. The unaudited pro forma combined statement of income combines the results of operations of HealthLynked and HCFM for the fiscal year ended December 31, 2018, as if the transaction had occurred on January 1, 2018.

The unaudited pro forma combined financial statements were prepared using the acquisition method of accounting with HealthLynked treated as the acquiring entity. Accordingly, the aggregate value of the consideration paid by HealthLynked to complete the acquisition was allocated to the assets acquired and liabilities assumed from HCFM based upon their estimated fair values on the closing date of the acquisition. HealthLynked has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from HCFM and the related allocations of purchase price, nor has HealthLynked identified all adjustments necessary to conform HCFM’s accounting policies to HealthLynked’s accounting policies. Additionally, a final determination of the fair value of assets acquired and liabilities assumed from HCFM will be based on the actual net tangible and intangible assets and liabilities of HCFM that existed as of the closing date. Accordingly, the pro forma purchase price adjustments presented herein are preliminary, and may not reflect any final purchase price adjustments made. HealthLynked estimated the fair value of HCFM’s assets and liabilities based on discussions with HCFM’s management, due diligence and preliminary work performed by third-party valuation specialists. As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, which may result in material differences from the information presented herein.

HealthLynked Corp.

Unaudited Pro Forma Balance Sheets

As of December 31, 2018

			Pro Forma		Pro Forma
	HealthLynked	HCFM	Adjustments		Consolidated
ASSETS
Current Assets
Cash	$135,778	$83,223	$(88,954	)(1)	$130,047
Accounts receivable, net	114,884				114,884
Prepaid expenses	28,542				28,542
Inventory		83,371			83,371
Deferred offering costs	96,022				96,022
Total Current Assets	375,226	166,594	(88,954)		452,866

Property, plant and equipment, net	42,597	264,442			307,039
Deposits and other long term assets	9,540	5,313			14,853
Goodwill and other intangible assets			1,590,146	(2)	1,590,146

Total Assets	$427,363	$436,349	$1,501,192		$2,364,904

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$394,333	$54,273	$500,000	(3)	$948,606
Capital lease, current portion	19,877				19,877
Due to related party, current portion	429,717				429,717
Notes payable to related party, current portion	672,471				672,471
Convertible notes payable, net of original issue discount	1,042,314			(4)	1,042,314
Derivative financial instruments	800,440		331,830	(4)	1,132,270
Total Current Liabilities	3,359,152	54,273	831,830		4,245,255

Long-Term Liabilities
Capital leases, long-term portion	3,058				3,058

Total Liabilities	3,362,210	54,273	831,830		4,248,313

Shareholders’ Deficit
Common stock	8,518		459	(5)	8,977
Common stock issuable	26,137				26,137
Additional paid-in capital	7,531,553	1,000	1,094,309	(6)	8,626,862
Retained earnings (accumulated deficit)	(10,501,055)	381,076	(425,406	)(7)	(10,545,385)
Total Shareholders’ Deficit	(2,934,847)	382,076	669,362		(1,883,409)

Total Liabilities and Shareholders’ Deficit	$427,363	$436,349	$1,501,192		$2,364,904

HealthLynked Corp.

Unaudited Pro Forma Statement of Operations

For the Year Ended December 31, 2018

			Pro Forma		Pro Forma
	HealthLynked	HCFM	Adjustments		Consolidated
Revenue
Revenue	$2,259,002	$3,023,344	$		$5,282,346
Cost of services		1,092,187			1,092,187
Gross profit	2,259,002	1,931,157			4,190,159

Operating Expenses
Salaries and benefits	2,366,582	671,743			3,038,325
General and administrative	2,840,784	886,493			3,727,277
Depreciation and amortization	23,782	72,688			96,470
Total Operating Expenses	5,231,148	1,630,924			6,862,072

Loss from operations	(2,972,146)	300,233			(2,671,913)

Other Income (Expenses)
Loss on extinguishment of debt	(393,123)				(393,123)
Change in fair value of debt	(140,789)				(140,789)
Financing cost	(1,221,911)		(44,330	)(1)	(1,266,241)
Amortization of original issue and debt discounts on notes payable and convertible notes	(763,616)				(763,616)
Change in fair value of derivative financial instrument	(106,141)				(106,141)
Interest expense	(193,109)	(9,278)			(202,387)
Total other expenses	(2,818,689)	(9,278)	(44,330)		(2,872,297)

Net loss before provision for income taxes	(5,790,835)	290,955	(44,330)		(5,544,210)

Provision for income taxes	---				---

Net loss	$(5,790,835)	$290,955	$(44,330)		$(5,544,210)

Net loss per share, basic and diluted:
Basic	$(0.07)				$(0.07)
Fully diluted	$(0.07)				$(0.07)

Weighted average number of common shares:
Basic	78,816,272		617,953	(2)	79,434,225
Fully diluted	78,816,272		617,953	(2)	79,434,225

HealthLynked Corp.

Notes to Unaudited Pro Forma Combined Financial Information

Note 1 – Purchase Price Consideration

The table below represents the total purchase price consideration:

Cash consideration		$500,000

Stock consideration
Number of shares	3,968,254
Closing share price on closing date (April 12, 2019)	$0.245	$972,222

Contingent Consideration
Cash payment based on HCFM meeting 2019 revenue and profit targets	$100,000
Cash payment based on HCFM meeting 2020 revenue and profit targets	$200,000
Cash payment based on HCFM meeting 2021 revenue and profit targets	$200,000	$500,000

Total consideration	s	$1,972,222

Note 2 – Pro Forma Adjustments

Following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma combined financial statements.

Adjustments to the pro forma combined balance sheet

(1)	The pro forma adjustments to cash reflects the cash paid for the acquisition as follows:

Cash portion of purchase consideration	$(500,000)
Proceeds from convertible notes payable	300,000
Proceeds from April 2019 Stock Sale	111,046
Total	$(88,954)

During April 2019, HealthLynked entered into two separate convertible note instruments with combined face value of $209,000 that generated $200,000 cash proceeds and a third instrument with face value of $103,000 that generated $100,000 cash proceeds (collectively, the “April 2019 Notes”). During April 2019, HealthLynked also received $111,046 proceeds from the sale of common stock pursuant to the July 2016 Investment Agreement (the “April 2019 Stock Sale”). HealthLynked used the proceeds from the April 2019 Notes and the April 2019 Stock Sale in part to offset the cash consideration for the purchase of HCFM.

(2)	The pro forma adjustments to goodwill and other intangible assets reflect the following:

Cash portion of purchase consideration	$500,000
Contingent purchase consideration	$500,000
Stock consideration - common stock portion	$397
Stock consideration - additional paid-in capital stock portion	$971,825
Eliminate equity of HCFM	$(1,000)
Eliminate retained earnings of HCFM	$(381,076)
Total	$1,590,146

The aggregate value of the consideration paid by HealthLynked to complete the acquisition was allocated to the assets acquired and liabilities assumed from HCFM based upon their estimated fair values on the closing date of the acquisition. HealthLynked has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from HCFM and the related allocations of purchase price. Accordingly, such excess is presented as “Goodwill and other intangible assets” on the accompanying unaudited pro forma balance sheets.

(3)	The pro forma adjustments to accounts payable and accrued expenses reflects the accrual of contingent purchase price consideration. Such payments may be earned by the selling shareholder as follows: (i) $100,000 on the first anniversary of the closing, of which 50% is subject to HCFM achieving revenue for the fiscal year ended December 31, 2019 of $3,100,000 and 50% is subject to HCFM achieving profit for the fiscal year ended December 31, 2019 of $550,000, (ii) $200,000 on the second anniversary of the closing, of which 50% is subject to HCFM achieving revenue for the fiscal year ended December 31, 2020 of $3,100,000 and 50% is subject to HCFM achieving profit for the fiscal year ended December 31, 2020 of $550,000, and (iii) $200,000 on the third anniversary of the closing, of which 50% is subject to HCFM achieving revenue for the fiscal year ended December 31, 2021 of $3,100,000 and 50% is subject to HCFM achieving profit for the fiscal year ended December 31, 2021 of $550,000.

(4)	The pro forma adjustment to derivative financial instrument is to record the beneficial conversion feature of the April 2019 Notes. The April 2019 Notes each contained an embedded conversion feature (“ECF”) that qualified for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The inception date fair value of the ECFs for the April 2019 Notes totaled $331,830. Because the fair value of the ECF exceeded the net proceeds from the April 2019 Notes, a charge was recorded to “Financing cost” in the amount of $44,330 for the excess of the combined fair value of the ECF and 50,000 common shares issued with the April 2019 Notes over the net proceeds from the April 2019 Notes. Because the fair value of the ECFs exceeded the face values of the April 2019 Notes, the inception date discounts of the April 2019 Notes are equal to the face values of the notes and there is no pro forma impact in the “Convertible Notes Payable” line item on the pro forma balance sheet.

(5)	The pro forma adjustment to common stock

Number of consideration shares issued at closing	3,968,254
Par value per share	$0.0001
Par value of consideration shares	$397
Shares issued with April 2019 Notes	$5
Shares issued in April 2019 Stock Sale	$57
Total	$459

(6)	The pro forma adjustment to additional paid-in capital reflects the following:

Number of shares	3,968,254
Closing share price on closing date (April 12, 2019)	$0.245
Fair value of shares	$972,222
Less: portion of stock consideration allocated to common stock	$(397)
Portion of stock consideration allocated to additional paid-in capital	$971,825
Eliminate equity of HCFM	$(1,000)
Shares issued with April 2019 Notes	$12,495
April 2019 Stock Sale	$110,989
Total	$1,094,309

(7)	The pro forma adjustments to retained earnings is to eliminate the retained earnings of HCFM.

Adjustments to the pro forma combined statement of operations

(1)	The pro forma adjustments to financing cost represent the excess of the fair value of the fair value of the ECF and 50,0000 common shares issued with the April 2019 Notes over the net proceeds from the April 2019 Notes.

(2)	The pro forma adjustments to weighted average common shares reflects 50,000 shares issued with the April 2019 Notes and 567,953 issued in the April 2019 Stock Sale.